Exhibit 12.1

Exelon Corporation

Ratio of Earnings to Fixed Charges

Historical

	Years Ended December 31,					Three Months Ended March 31,
	2004	2005	2006	2007	2008	2009	2008
Pre-tax income from continuing operations before adjustment for income or loss from equity investees and minority interest	2,577	1,895	2,796	4,172	4,034	1,021	839
Plus: (Income) or loss from equity investees	154	134	111	106	26	8	5
Less: Capitalized interest	(12)	(15)	(34)	(46)	(33)	(13)	(5)
Preference security dividend requirements of consolidated subsidiaries	(4)	(8)	(7)	(6)	(6)	(1)	(1)

Pre-tax income from continuing operations after adjustment for income or loss from equity investees, minority interest, capitalized interest and preference security dividend requirements	2,715	2,006	2,866	4,226	4,021	1,015	838

Fixed charges:
Interest expensed and capitalized, amortization of debt discount and premium on all indebtedness	841	844	914	896	865	194	220 (a)
Interest component of rental expense (b)	232	277	251	290	289	55	70
Preference security dividend requirements of consolidated subsidiaries	4	8	7	6	6	1	1

Total fixed charges	1,077	1,129	1,172	1,192	1,160	250	291

Pre-tax income from continuing operations after adjustment for income or loss from equity investees, capitalized interest and preference security dividend requirements plus fixed charges	3,792	3,135	4,038	5,418	5,181	1,265	1,129

Ratio of earnings to fixed charges	3.5	2.8	3.4	4.5	4.5	5.1	3.9

(a)	Includes interest expense of $2 million and $0 for the three months ended March 31, 2009 and 2008, respectively, and $0 and $13 million for the years ended December 31, 2008 and 2007, respectively, related to uncertain income tax positions accounted for under Financial Accounting Standards Board Interpretation No. 48, which was adopted on January 1, 2007.

(b)	Represents one-third of rental expense relating to operating leases.

EXELON AND NRG

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

RATIO OF EARNINGS TO FIXED CHARGES

For the Three Months Ended March 31, 2009

	Exelon	NRG		Pro Forma Adjustments (f)	Pro Forma Combined
Pre-tax income from continuing operations before adjustment for income or loss from equity investees and minority interest	1,021	496	(b)	(57)	1,460

Plus: Undistributed equity in (earnings) losses of unconsolidated affiliates	8	(22	)(c)	—	(14)
Less: Capitalized interest	(13)	(11	)(d)	—	(24)
Preference security dividend requirements of consolidated subsidiaries	(1)	—		(7)	(8)

Pre-tax income from continuing operations after adjustment for income or loss from equity investees, minority interest, capitalized interest and preference security dividend requirements	1,015	463		(64)	1,414

Fixed charges:
Interest expensed and capitalized, amortization of debt discount and premium on all indebtedness, and amortization of debt issuance costs	194	157	(e)	53	404
Interest component of rental expense	55 (a)	2	(d)	—	57
Preference security dividend requirements of consolidated subsidiaries	1	—		7	8

Total fixed charges	250	159		60	469
Pre-tax income from continuing operations after adjustment for income or loss from equity investees, capitalized interest and preference security dividend requirements plus fixed charges	1,265	622		(4)	1,883

Ratio of earnings to fixed charges	5.1	3.9			4.0

(a)	Represents one-third of rental expense relating to operating leases.

(b)	Amount was obtained from NRG’s statement of operations for the three months ended March 31, 2009 included in NRG’s first quarter 2009 Form 10-Q.

(c)	For the December 31, 2008 NRG earnings to fixed charges ratio, the amount utilized for undistributed equity in (earnings) losses of unconsolidated affiliates agreed to the amount included on NRG’s December 31, 2008 cash flow statement. The amount included in this schedule was obtained from NRG’s statement of cash flows for the three months ended March 31, 2009 included in NRG’s first quarter 2009 Form 10-Q.

(d)	For the December 31, 2008 NRG earnings to fixed charges ratio, the amounts included for capitalized interest and the interest component of rental expense are not available from publicly available information. For the purposes of determining the amounts of capitalized interest and the interest component of rental expense to include in the March 31, 2008 calculation of earnings to fixed charges ratio, Exelon has assumed that the amounts of capitalized interest and the interest component of rental expense were consistent with 2008. Based on this assumption Exelon has included $11 million and $2 million for capitalized interest and the interest component of rental expense, respectively, representing 3/12 of the amounts used for the twelve months ended December 31, 2008.

(e)	Based on the calculation of NRG’s earnings to fixed charges for the year ended December 31, 2008, interest expense included in the calculation includes amounts in addition to the total amount of interest expense shown on the face of the income statement that are not obtainable from publicly available information. The total interest expense includes $138 million that was obtained from NRG’s statement of operations for the three months ended March 31, 2008 included in NRG’s first quarter 2009 Form 10-Q. In addition, Exelon has assumed the additional components of capitalized interest, amortization of debt discount and premium on all indebtedness, and amortization of debt issuance costs were consistent with 2008. Based on this assumption Exelon has included $19 million for these components, representing 3/12 of the amount used for the twelve months ended December 31, 2008.

(f)	Represents pro forma adjustments related to interest expense and preference security dividend requirements of consolidated subsidiaries. The preference security dividend requirements of consolidated subsidiaries is calculated by multiplying the ratio of Pro Forma Combined pre-tax income from continuing operations to Pro Forma Combined net income, by NRG’s 4% preferred stock dividend of $4 million. See Note 3 of the Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements for further detail.

EXELON AND NRG

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

RATIO OF EARNINGS TO FIXED CHARGES

For the Year Ended December 31, 2008

	Exelon		NRG (c)	Pro Forma Adjustments (d)	Pro Forma Combined
Pre-tax income from continuing operations before adjustment for income or loss from equity investees and minority interest	4,034		1,729	(215)	5,548
Plus: Undistributed equity in (earnings) losses of unconsolidated affiliates	26		(44)	—	(18)
Amortization of capitalized interest	—		1	—	1
Less: Capitalized interest	(33)		(45)	—	(78)
Preference security dividend requirements of consolidated subsidiaries	(6)		—	(26)	(32)
Minority interest in loss	—		(1)	—	(1)

Pre-tax income from continuing operations after adjustment for income or loss from equity investees, minority interest, capitalized interest and preference security dividend requirements	4,021		1,640	(241)	5,420
Fixed charges:
Interest expensed and capitalized, amortization of debt discount and premium on all indebtedness, and amortization of debt issuance costs	865	(a)	665	198	1,728
Interest component of rental expense	289	(b)	6	—	295
Preference security dividend requirements of consolidated subsidiaries	6		—	26	32

Total fixed charges	1,160		671	224	2,055
Pre-tax income from continuing operations after adjustment for income or loss from equity investees, capitalized interest and preference security dividend requirements plus fixed charges	5,181		2,311	(17)	7,475
Ratio of earnings to fixed charges	4.5		3.4		3.6

(a)	Includes interest expense of $0 for the year ended December 31, 2008 related to uncertain income tax positions accounted for under Financial Accounting Standards Board Interpretation No. 48, which was adopted on January 1, 2007.

(b)	Represents one-third of rental expense relating to operating leases.

(c)	Amounts obtained from NRG’s 2008 Form 10-K exhibit 12.1.

(d)	Represents pro forma adjustments related to interest expense and preference security dividend requirements of consolidated subsidiaries. The preference security dividend requirements of consolidated subsidiaries was calculated by multiplying the ratio of Pro Forma Combined pre-tax income from continuing operations to Pro Forma Combined net income, by NRG’s 4% preferred stock dividend of $17 million. See Note 3 of the Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements for further detail.